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                                                                   EXHIBIT 23(b)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-75093, 333-10739, 333-79163 and 333-104745)
of Integra Bank Corporation of our report dated March 12, 2007 relating to the consolidated financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ Crowe Chizek and Company LLC

Louisville, Kentucky
March 12, 2007